UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2006

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 27, 2006 the company issued the following press release with respect to on going business activities as well as the announcement of a "quite period" for the 90 days commencing August 1, 2006. The full text of the release follows.

ROCHESTER, N.Y., July 27 /PRNewswire-FirstCall/ -- Torvec, Inc. (OTC Bulletin Board: TOVC.OB - News) As promised in our last update, we have successfully installed our modular, infinitely variable transmission in our 2004, diesel-fueled Dodge Ram 4 x 4. In order to implement our school bus program, we have begun testing designed to compare the fuel efficiencies and pollution reduction capabilities of our IVT versus the fuel consumption and pollution generated by New York's and the nation's school buses, the majority of which use the same or comparable diesel-fueled engine as our Dodge Ram. The comparisons are being made based upon actual school bus routes furnished to us by local school districts that are actively cooperating with us on the project.
We also installed our modular IVT in our diesel-fueled Dodge Ram because most of the automotive markets for our products worldwide today use, and are committed to, diesel-fueled engines. And, at long last, the U.S. automotive industry is awakening to the benefits of diesel:

"If you have spent any time in Europe recently, you know that more than half of all cars there are powered by diesels. If there ever was a place on this planet that needed diesels, it's the United States.
Although you can create a very high-mileage car with a diesel engine, as they are doing in Europe, the appeal to the United States would be quiet different. Those engines would make good sense for almost all our pickups and SUVs"
- Editor Keith Crain - Automotive News

John Watts, manager of Honda's U.S. product planning, said recently:
"Honda plans to introduce a clean-burning 2.2-liter turbo diesel in the
United States within three years."
- As reported by Kathy Jackson - Automotive News

AutoNation Inc. CEO Mike Jackson has predicted that, shortly, diesels will outsell hybrids by 2-1 in the United States - Automotive News

Of course, for us at Torvec, the onrushing tide towards diesel is neither new nor unexpected. We have always championed diesel and conducted a series of very successful tests in 2003 using the same Dodge Ram with an earlier version of our transmission. While we installed our hydrostat and later, our modular transmission in a gasoline-powered Tahoe, we did so at the express request of American auto companies. We have always known, however, that our transmission functions most efficiently with diesel engines and have always believed that the development of clean-burning diesel would usher in a new era in automotive technology.

Our July meetings, including a meeting with a major U.S. automotive company, were highly successful. This means that our visitors were excited to experience all of our core technologies --- our Full Terrain Vehicle, our IsoTorque(TM) differential, our transmission and our constant velocity joint - -- and stated their intent to schedule further meetings to focus upon the joint commercialization of one or more of our products.

Since our last update, we have also received a number of new inquiries from companies located in countries that have not figured as prominently on our radar screen. And, our discussions with the companies which visited us in May and June of this year are intensifying.

We, therefore, expect the next 90 days to be an exceptionally active time for Torvec's management. We also expect, quite frankly, that this same period will be a time when discussions with a number of companies may reach a critical and sensitive stage when any public comment, no matter how well- intentioned, can be harmful and extremely counter-productive to the goal of commercializing our products.

Consequently, management has imposed upon itself and all of Torvec personnel a "no comment" edict to refrain from all disclosure, through the use of e-mails, the telephone or otherwise, concerning developments, meetings, discussions and the like for a minimum of 90 days commencing August 1, 2006. This edict also extends to the CEO UPDATE whereby I have been pleased to share with you timely and relevant information concerning the company and its products over the past year or so.

Obviously, if and to the extent federal securities rules require a company disclosure during this "quiet period", we will make the disclosure timely.

Since this company sold its first share to a non-Gleasman family member, Keith and I and our entire management and engineering staff, have faithfully brought our talents to bear to make Torvec a success for all of our shareholders. Sometimes our tactics and strategies may not have been apparent to everyone. At other times, individuals may simply have disagreed with us. However, we think our track record over the years has been good. And now, we ask for your understanding as we enter what we believe is a critical and exciting time in our company's history.

About Torvec, Inc.

Torvec, Inc., based in Rochester, New York, develops advanced automotive technologies that increase transportation safety, mobility, fuel efficiency and reduce soot emissions. Torvec owns the technologies for an Infinitely Variable Transmission that reduces diesel soot emissions, a Fast Tracked Vehicle (FTV((TM))) that goes where no 4x4 can, the IsoTorque(TM) traction differential, novel designs of hydraulic pumps and constant velocity joints, and Ice Technology to increase tire traction on ice and de-ice windshields. Torvec's founders invented the famous Torsen(®) differential used in high- performance vehicles. To learn more about Torvec's many technologies and view a video of its FTV((TM)), visit http://www.torvec.com.

This news release contains forward-looking statements that are based on current expectations, estimates and projections about the company and its plans for future operation, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

July 27, 2006	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO